                                                                    EXHIBIT 20.1

                        MONTHLY SERVICER'S CERTIFICATE
                             First USA Bank, N.A.
                      First NBC Credit Card Master Trust
                                 Series 1997-1

                  For the January 12, 1999 Determination Date
                          For the 17th Monthly Period

 The undersigned, a duly authorized representative of First USA Bank, N.A., (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

     1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

     2  First USA Bank, N.A. is Servicer under the Pooling and Servicing
        Agreement.

     3  The undersigned is a Servicing Officer.

     4 The date of this Certificate is January 12, 1999, which is a Determination Date under the Pooling and Servicing Agreement.

     5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $125,818,558

        (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $15,151,361

        (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $110,667,197

     6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $951,641,050

     7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

     8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

        None.

     9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $234,221,954

    10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

 Monthly Servicer's Certificate
 Page 2  (all amounts in dollars except percentages)

    11  Monthly Period Trust Activity

   (a)  Trust Activity                                                      Total Trust
       ==============================================                 ===================
        Beginning Aggregate Principal Receivables                            909,638,072
        Beginning Excess Funding Account Balance                                       0
        Beginning Total Principal Balance                                    909,638,072
        Collections of Finance Charge Receivables                             15,151,361
        Discount Percentage                                                            0
        Discount Option Receivables Collections                                        0
        Net Recoveries                                                                 0
        Total  Collections of Finance Charge Receivables                      15,151,361
        Total Collections of Principal Receivables                           110,667,197
        Net Default Amount                                                     3,100,975
        Minimum Aggregate Principal Receivables Balance                      700,000,000
        Ending Aggregate Principal Receivables                               934,221,954
        Ending Excess Funding Account Balance                                          0
        Ending Total Principal Balance                                       934,221,954

   (b)  Series Allocations                                                Series 1997-1      Series 1998-1       All Series
       ==============================================                 =========================================================
        Group Number                                                                   1                 2
        Investor Interest                                                    300,000,000       400,000,000         700,000,000
        Adjusted Investor Interest                                           300,000,000       400,000,000         700,000,000
        Principal Funding Account Balance                                              0                 0                   0
        Minimum Transferor Interest                                                                                 65,395,537

   (c)  Group I Allocations                                               Series 1997-1      Total Group I
       ==============================================                 =====================================
        Investor Finance Charge Collections                                   4,996,942          4,996,942

        Investor Monthly Interest                                             1,544,087          1,544,087
        Investor Monthly Fees (Servicing Fee)                                   375,000            375,000
        Investor Default Amounts                                              1,022,706          1,022,706
        Investor Additional Amounts                                                   0                  0
        Total                                                                 2,941,794          2,941,794

        Reallocated Investor Finance Charge Collections                       4,996,942          4,996,942
        Available Excess                                                      2,055,148          2,055,148

    12  Series 1997-1 Certificates

                                                                          Series 1997-1        All Other         Transferor's
   (a)  Investor/Transferor Allocations                     Trust            Interest           Series             Interest
       ========================================================================================================================
        Beginning Investor/Transferor Amounts             909,638,072       300,000,000        400,000,000         209,638,072
        Beginning Adjusted Investor Interest              909,638,072       300,000,000        400,000,000
        Floating Investor Percentage                        100.00000%        32.980150%         43.973533%
        Fixed Investor Percentage                             0.00000%          0.00000%           0.00000%
        Collections of Finance Chg. Receivables            15,151,361         4,996,942          6,662,589
        Collections of Principal Receivables              110,667,197        36,498,207         48,664,277
        Net Default Amount                                  3,100,975         1,022,706          1,363,608

        Ending Investor/Transferor Amounts                934,221,954       300,000,000        400,000,000         234,221,954

 Monthly Servicer's Certificate
 Page 3  (all amounts in dollars except percentages)

                                                                                             Collateral
   (b)  Monthly Period Funding Requirements               Class A          Class B            Interest            Total
       ========================================================================================================================
        Principal Funding Account                                   0                  0                 0                   0
        Principal Funding Investment Proceeds                       0                  0                 0                   0
        Withdrawal from Reserve Account                             0                  0                 0                   0
        Available Reserve Account Amount                            0                  0                 0                   0
        Required Reserve Account Amount                             0                  0                 0                   0

        Coupon                                                6.15000%           6.35000%          6.13547%            6.16306%
        Floating Investor Percentage                         28.52783%           2.30861%          2.14371%           32.98015%
        Fixed Investor Percentage                                   0                  0                 0                   0
        Investor Monthly Interest                           1,329,938            111,125           103,025           1,544,087
        Overdue Monthly Interest                                    0                  0                 0                   0
        Additional Interest                                         0                  0                 0                   0
                Total Interest Due                          1,329,938            111,125           103,025           1,544,087
        Investor Default Amounts                              884,641             71,589            66,476           1,022,706
        Investor Monthly Fees                                 324,375             26,250            24,375             375,000
        Investor Additional Amounts                                 0                  0                 0                   0
                Total Due                                   2,538,953            208,964           193,876           2,941,794


                                                                                             Collateral
   (c)  Certificates - Balances and Distributions         Class A          Class B            Interest            Total
       ========================================================================================================================
        Beginning Investor Interest                       259,500,000         21,000,000        19,500,000         300,000,000
        Monthly Principal-Prin. Funding Account                     0                  0                 0                   0
        Principal Payments                                          0                  0                 0                   0
        Interest Payments                                   1,329,938            111,125           103,025           1,544,087
        Total Payments                                      1,329,938            111,125           103,025           1,544,087
        Ending Investor Interest                          259,500,000         21,000,000        19,500,000         300,000,000

   (d)  Information regarding Payments in respect of the Class A Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                             5.125000
        2.  Amount of Payment in respect of Class A Monthly Interest                                                  5.125000
        3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                 0
        4.  Amount of Payment in respect of Class A Additional Interest                                                      0
        5.  Amount of Payment in respect of Class A Principal                                                                0

   (e) Class A Investor Charge-Offs/Reimbursement of Class A Investor
       Charge-Offs
        1.  Total amount of Class A Investor Charge-Offs                                                                     0
        2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                          0
        3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                               0
        4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
             principal amount                                                                                                0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class A
             Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
             transactions on such Distribution Date                                                                          0

   (f)  Information regarding Payments in respect of the Class B Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                             5.291667
        2.  Amount of Payment in respect of Class B Monthly Interest                                                  5.291667
        3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                 0
        4.  Amount of Payment in respect of Class B Additional Interest                                                      0
        5.  Amount of Payment in respect of Class B Principal                                                                0

 Monthly Servicer's Certificate
 Page 4  (all amounts in dollars except percentages)

   (g)  Amount of reductions in Class B Investor Interest pursuant to clauses
        (c), (d) and (e) of the definition of Class B Investor Interest
        1.  Amount of reductions in Class B Investor Interest                                                                0
        2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
             principal amount                                                                                                0
        3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                    0
        4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
             $1,000 original certificate principal amount                                                                    0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class B
             Certificates exceeds the Class B Investor Interest after giving effect to all
             transactions on such Distribution Date                                                                          0

   (h) Information regarding Distribution in respect of the Collateral Interest
        1.  Total distribution                                                                                        5.283321
        2.  Amount of distribution in respect of Collateral Monthly Interest                                          5.283321
        3.  Amount of distribution in respect of Collateral Overdue Interest                                                 0
        4.  Amount of distribution in respect of Collateral Monthly Principal                                                0

   (i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
        and (e) of the definition of Collateral Interest
        1.  Amount of reductions in Collateral Interest                                                                      0
        2.  Total amount reimbursed in respect of reductions of Collateral Interest                                          0

   (j)  Application of Reallocated Investor Finance Charge Collections
        1.  Class A Available Funds                                                                                  4,322,355

             a.  Class A Monthly Interest                                                                            1,329,938
             b.  Class A Overdue Monthly Interest                                                                            0
             c.  Class A Additional Interest                                                                                 0
             d.  Class A Servicing Fee                                                                                 324,375
             e.  Class A Investor Default Amount                                                                       884,641

             f.   Excess Spread                                                                                      1,783,401

        2.  Class B Available Funds                                                                                    349,786

             a.  Class B Monthly Interest                                                                              111,125
             b.  Class B Overdue Monthly Interest                                                                            0
             c.  Class B Additional Interest                                                                                 0
             d.  Class B Servicing Fee                                                                                  26,250

             e.  Excess Spread                                                                                         212,411

        3.  Collateral Holder Available Funds                                                                          324,801

             a.  Excess Spread                                                                                         324,801

        4.  Total Excess Spread                                                                                      2,320,613

 Monthly Servicer's Certificate
 Page 5  (all amounts in dollars except percentages)

   (k)  Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
         1.  Beginning Excess Spread                                                                                 2,320,613
         2.  Excess Finance Charge Collections                                                                               0
         3.  Applied to fund Class A Required Amount                                                                         0
         4.  Unreimbursed Class A Investor Charge-Offs                                                                       0
         5.  Applied to fund Class B Required Amount                                                                    71,589
         6.  Reductions of Class B Investor Interest treated as Available Principal Collections                              0
         7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                             103,025
         8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee             24,375
         9.  Collateral Investor Default Amount treated as Available Principal Collections                              66,476
        10. Reductions of Collateral Interest treated as Available Principal Collections                                     0
        11. Deposit to Reserve Account (if required)                                                                         0
        12. Applied to other amounts owed to Collateral Interest Holder                                                      0
        13. Balance to constitute Excess Finance Charge Collections for other series                                 2,055,148

    13  Trust Performance

   (a)  Delinquencies
        1.  30-59 days                                                                                              14,788,535
        2.  60-89 days                                                                                               9,937,721
        3.  90 days and over                                                                                        17,609,004
        4.  Total 30+ days delinquent                                                                               42,335,260

   (b)  Base Rate
             a.  Current Monthly Period                                                                                8.17635%
             b.  Prior Monthly Period                                                                                  8.14631%
             c.  Second Prior Monthly Period                                                                           8.15481%
   (c)  Three Month Average Base Rate                                                                                  8.15916%

   (d) Portfolio Yield (gross portfolio yield less net defaults)
             a.  Current Monthly Period                                                                               15.89694%
             b.  Prior Monthly Period                                                                                 16.73233%
             c.  Second Prior Monthly Period                                                                          16.79280%
   (e)  Three Month Average Portfolio Yield                                                                           16.47403%

   (f)  Excess Spread  Percentage
             a.  Current Monthly Period                                                                                8.22059%
             b.  Prior Monthly Period                                                                                  8.58602%
             c.  Second Prior Monthly Period                                                                           8.63800%
   (g)  Three Month Average Excess Spread Percentage                                                                   8.48154%

   (h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                            13.83172%
   (i)  Portfolio Adjusted Yield                                                                                       7.72059%

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of January

                                    First USA Bank, N.A., as Servicer

                                    By:    /s/ Tracie Klein
                                    -------------------------------------
                                    Name:  Tracie Klein
                                    Title:  Vice President